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                                                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Bolt Beranek and Newman Inc. on Form S-8 (File No. 33-31385) of our report dated December 21, 1992 on our audits of the statement of net assets available for plan benefits of the Bolt Beranek and Newman Inc. Retirement Trust as of June 30, 1992 and 1991 and related statement of changes in net assets available for Plan Benefits for the year ended June 30, 1992 which are included on Form 11-K.


                                                 COOPERS & LYBRAND



Boston, Massachusetts
April 4, 1994
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